Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-274067 on Form S-3 of our report dated February 7, 2023 relating to the consolidated financial statements of Boardwalk Pipeline Partners, LP, appearing in the Annual Report on Form 10-K of Boardwalk Pipeline Partners, LP for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

August 30, 2023